Exhibit 99.1

AmpliTech Group Received Nasdaq Notification

of Non-Compliance with Listing Rules 5550(a)(2)

HAUPPAUGE, N.Y., Sept. 30, 2024 (GLOBE NEWSWIRE) — AmpliTech Group, Inc. (Nasdaq: AMPG, AMPGW) (the “Company”), a designer, developer, and manufacturer of state-of-the-art signal processing components for satellite, Public and Private 5G, and other communications networks, including the design of complete 5G/6G systems and a global distributor of packages and lids for integrated circuits assembly, received a notice (the “Notice”) from The NASDAQ Stock Market LLC indicating that the Company is not in compliance with the minimum bid price requirement of $1.00 per share under the Nasdaq Listing Rules (the “Listing Rules”). Based on the closing bid price of the Company’s listed securities for the last 30 consecutive business days from August 15, 2024 to September 26, 2024, the Company no longer meets the minimum bid price requirement set forth in Listing Rules 5550(a)(2). The Notice is only a notification of deficiency and has no current effect on the listing or trading of the Company’s securities on The Nasdaq Capital Market.

The Notice states that under the Listing Rules 5810(c)(3)(A), the Company is provided with a compliance period of 180 calendar days, or until March 26, 2025, to regain compliance under the Listing Rules. To regain compliance under the Listing Rules, the Company’s common stock must be at least $1.00 for a minimum of ten consecutive business days. In the event the Company does not regain compliance by March 26, 2025, the Company may be eligible for additional time to regain compliance or may face delisting.

The Company intends to monitor the closing bid price of its common stock between now and March 26, 2025, and to evaluate its available options to regain compliance within the compliance period.

About AmpliTech Group

AmpliTech Group, Inc., comprising five divisions—AmpliTech Inc., Specialty Microwave, Spectrum Semiconductors Materials, AmpliTech Group Microwave Design Center, and AmpliTech Group True G Speed Services—is a leading designer, developer, manufacturer, and distributor of cutting-edge radio frequency (RF) microwave components and 5G network solutions. Serving global markets, including satellite communications, telecommunications (5G & IoT), space exploration, defense, and quantum computing, AmpliTech Group is committed to advancing technology and innovation.

Forward-Looking Statements

All statements in this release that are not based on historical fact are “forward-looking statements” including within the meaning of the Private Securities Litigation Reform Act of 1995 and the provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The information in this announcement may contain forward-looking statements and information related to, among other things, statements regarding the completion of the offering and the expected net proceeds of the offering, as well the Company, its business plan and strategy, and its industry. These statements reflect management’s current views with respect to future events based on information currently available and are subject to risks and uncertainties that could cause the Company’s actual results to differ materially from those contained in the forward-looking statements, including risks related to market conditions, and other risks described in the Company’s filings with the SEC. Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. The Company does not undertake any obligation to revise or update these forward-looking statements to reflect events or circumstances after such date or to reflect the occurrence of unanticipated events.

Contacts:

Corporate Social Media	Company Contact:

Twitter: @AmpliTechAMPG	Jorge Flores
Instagram: @AmpliTechAMPG	Tel: 631-521-7831
Facebook: AmpliTechInc	Investors@amplitechgroup.com
Linked In: AmpliTech Group Inc

Investor Social Media

Twitter: @AMPG_IR

StockTwits: @AMPG_IR